As filed with the Securities and Exchange Commission on August 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement

under

the Securities Act of 1933

CHOICE HOTELS INTERNATIONAL, INC.*

(Exact name of Registrant as specified in its charter)

Delaware	52-1209792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10750 Columbia Pike

Silver Spring, Maryland 20901

(301) 592-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David L. White

Senior Vice President, Chief Financial Officer and Treasurer

Choice Hotels International, Inc.

10750 Columbia Pike

Silver Spring, Maryland 20901

(301) 592-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

*SEE TABLE OF CO-REGISTRANTS

Copies to:

John B. Beckman, Esq.

C. Alex Bahn, Esq.

Hogan Lovells US LLP

Columbia Square

555 Thirteenth St., NW

Washington, DC 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock (4)
Preferred Stock (4)
Debt Securities (4)
Guarantees of Debt Securities (5)

(1)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	Omitted pursuant to General Instruction II.E. of Form S-3.
(3)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).
(4)	Also includes such indeterminate amount of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Choice Hotels International, Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.
(5)	No separate consideration will be received for the guarantees of debt securities.

TABLE OF CO-REGISTRANTS

Registrant	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Brentwood Boulevard Hotel Development, LLC	Delaware	52-2255932
Choice Capital Corp.	Delaware	52-1780489
Choice Hotels International Services Corp.	Delaware	52-2128781
CSES, LLC	Delaware	27-2646388
Dry Pocket Road Hotel Development, LLC	Delaware	52-2255929
Park Lane Drive Hotel Development, LLC	Delaware	25-1867397
Suburban Franchise Holding Company, Inc.	Georgia	01-0660364
Suburban Franchise Systems, Inc.	Georgia	58-1868829

The address, including zip code, and telephone number, including area code, of each Co-Registrant’s principal executive offices is c/o Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901, (301) 592-5000. Each Co-Registrant’s agent for service is David L. White, Senior Vice President, Chief Financial Officer and Treasurer.

PROSPECTUS

CHOICE HOTELS INTERNATIONAL, INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

We may offer from time to time, in one or more offerings, common stock, preferred stock, debt securities, or any combination thereof. The debt securities may be guaranteed by one or more of our domestic subsidiaries. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. We will provide the specific terms of any offering of these securities in a supplement to this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The prospectus supplement will also describe the specific manner in which we will offer these securities and may also add to, update or change information contained in the prospectus. We urge you to carefully read this prospectus and the applicable prospectus supplement or any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you make your investment decision.

We may sell the securities to or through one or more underwriters, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any over-allotment option and any applicable commissions or discounts.

See “Risk Factors” on page 2 of this prospectus and any risk factors section contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference herein and therein to read about risks you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in that prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

The terms the “Company,” “we,” “us,” “our” and “Choice” as used in this prospectus refer to Choice Hotels International, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to consider carefully the risks incorporated by reference into this prospectus and, if applicable, into any accompanying prospectus supplement or any free writing prospectus used in connection with an offering of securities, before making an investment decision, including those risks identified under “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or any related free writing prospectus, or be incorporated by reference into this prospectus or such prospectus supplement or free writing prospectus.

Our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus or into any prospectus supplement or any related free writing prospectus used in connection with an offering of securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our securities to decline.

THE COMPANY

Choice is one of the largest hotel franchisors in the world with 6,074 hotels open and 683 hotels under construction, awaiting conversion or approved for development as of June 30, 2010, representing 490,483 rooms open and 55,782 rooms under construction, awaiting conversion or approved for development in 49 states, the District of Columbia and over 40 countries and territories outside the United States. Choice franchises lodging properties under the following proprietary brand names: Comfort Inn®, Comfort Suites®, Quality®, Clarion®, Sleep Inn®, Econo Lodge®, Rodeway Inn®, MainStay Suites®, Suburban Extended Stay Hotel®, Cambria Suites® and Ascend Collection® (collectively, the “Choice brands”). We operate in a single reportable segment encompassing our franchising business.

Choice was incorporated in 1980 in the State of Delaware. Our executive offices are located at 10750 Columbia Pike, Silver Spring, Maryland 20901, and our telephone number is (301) 592-5000. Information about the Company is available on the internet at www.choicehotels.com. We have not incorporated by reference into this prospectus the information on our website and it is not part of this prospectus.

THE GUARANTORS

The debt securities offered by a particular prospectus supplement may be guaranteed by some or all of the existing and future direct and indirect domestic subsidiaries of Choice Hotels International, Inc., which we refer to as the guarantors. The current guarantors, along with brief descriptions of their business activities, are listed below.

Guarantor	Description

• Brentwood Boulevard Hotel Development, LLC	Owner of Brentwood, TN Mainstay Hotel

• Choice Capital Corp.	Provides franchisee financing

• Choice Hotels International Services Corp.	Provides management services to Choice Hotels International, Inc.

• CSES, LLC	Formed for the purchase of land in El Segundo, CA

• Dry Pocket Road Hotel Development, LLC	Owner of Greenville, SC Mainstay Hotel

• Park Lane Drive Hotel Development, LLC	Owner of Pittsburgh, PA Mainstay Hotel

• Suburban Franchise Holding Company, Inc.	Owner of Suburban Franchise Systems, Inc.

• Suburban Franchise Systems, Inc.	Owner of Suburban franchise agreements and trademarks

The relevant prospectus supplement will specify, if applicable, whether the debt securities offered thereby are guaranteed by some or all of the guarantors.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus or the documents incorporated by reference herein, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in or incorporated by reference into this document include those regarding market trends, our financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, the following:

•	changes to general, domestic and foreign economic conditions;

•	operating risks common in the lodging and franchising industries;

•	risks associated with acquisitions and development of new brands;

•	changes to the desirability of our brands as viewed by hotel operators and customers;

•	changes to the terms or termination of our contracts with franchisees;

•	deterioration in the financial condition of our franchisees;

•	our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems;

•	decreases in brand loyalty due to increasing use of internet reservation channels;

•	fluctuations in the supply and demand for hotel rooms; and

•	our ability to manage effectively our indebtedness.

We undertake no obligation to update such forward-looking statements, except as required by law. For additional information regarding risk factors, see “Risk Factors” in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or any related free writing prospectus, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended June 30, 2010	Year Ended
		December 31, 2009	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
Ratio of earnings to fixed charges(1)	24.2x	22.7x	12.8x	11.6x	10.3x	7.8x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes and before income or loss from equity investments, plus (a) fixed charges, and (b) distributed income of equity investees. Fixed charges consist of interest expense and the interest component of rental expense.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our Restated Certificate of Incorporation (the “Certificate”) authorizes common stock consisting of 160,000,000 shares, par value $0.01 per share. We may issue additional shares of common stock without further stockholder approval, up to the maximum authorized number of shares, except as may be otherwise required by applicable law or stock exchange regulations.

Dividend Rights.    Holders of common stock are entitled to receive, subject to preferences that may be applicable from time to time with respect to any outstanding Preferred Stock, such dividends as are declared by the board of directors of Choice.

Voting Rights.    Each holder of our common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

Rights upon Liquidation or Dissolution.    In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion, sinking fund or redemption rights.

Preferred Stock

The Certificate authorizes preferred stock consisting of 5,000,000 shares, par value $0.01 per share. Of the authorized preferred shares, 1,000,000 are designated Series A Junior Participating Preferred Stock. No preferred shares currently are outstanding. Under our Certificate, our board of directors may from time to time establish and issue preferred shares. Our board of directors may determine the designation, preference, limitations and relative rights of each series of preferred shares so issued, all in accordance with Delaware law.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof, including, without limitation:

•	the designation of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate, period and/or payment date or method of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares will accumulate, if applicable;

•	the voting rights of the preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

•	any other specific preferences, limitations and relative rights of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	whether interests in such preferred shares will be represented by depositary shares.

Because our board of directors has the power to establish the preference, limitations and relative rights of each series of preferred shares, it may afford the holders of any series of preferred shares preference, limitations and relative rights, voting or otherwise, senior to the rights of holders of common stock.

Certain Anti-takeover Matters

Our Certificate and by-laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and the General Corporation Law of the State of Delaware (the “DGCL”) could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our board of directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

Following is a description of the anti-takeover effects of certain provisions of our Certificate and by-laws.

No stockholder action by written consent.    The DGCL provides that stockholders of a Delaware corporation can act by written consent instead of by vote at a stockholder meeting, unless the corporation’s certificate of incorporation provides otherwise. Our Certificate provides that stockholders may not act by written consent.

No cumulative voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors, unless its certificate of incorporation provides otherwise. Our Certificate does not provide for cumulative voting.

Calling of special meetings of stockholders.    Our by-laws provide that to properly bring business before a special meeting of our stockholders, the business must be specified in a notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or otherwise properly brought before the meeting by or at the direction of the board of directors.

Advance notice requirements for stockholder proposals and director nominations.    Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Classified Board of Directors.    Our board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. Under the DGCL, directors on a classified board can only be removed for cause.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Certificate includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived any improper personal benefit,

except to the extent any such exemption from liability or limitation thereof is not permitted under the DGCL.

Our certificate of incorporation and bylaws also provide for the indemnification of our directors and officers, past and present, to the fullest extent authorized by the DGCL against expenses and liabilities (including, but not limited to, counsel fees) reasonably incurred by or imposed upon such persons in connection with any proceeding to which they may be made a party or in which they may become involved as a result of being or having been directors or officers. We have the power to purchase and maintain insurance on behalf of our past and present directors and officers, or those who are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or other business, against any liability asserted against those persons or incurred by those persons in any of these capacities, or arising out of their status as such, whether or not we would have the power to indemnify those persons against such liability under our certificate of incorporation.

The limitation of liability and indemnification provisions in our Certificate and the by-laws may discourage our stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, the stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare Investor Services.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description of the terms of Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The Debt Securities are to be issued under an Indenture (the “Indenture”), to be entered into between Choice and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus and/or in a free writing prospectus authorized by us, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

General

The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. The obligations of Choice under Debt Securities that it offers for sale from time to time may be guaranteed by some or all of Choice’s domestic subsidiaries. The terms of such subsidiary guarantees, if any, will be described in the applicable prospectus supplement. The Debt Securities and the related guarantees, if any, may be secured as and to the extent described in the applicable prospectus supplement. Where applicable, the prospectus supplement also will describe any material United States federal income tax considerations relating to the offering. For purpose of this section of the prospectus, references to “Choice”, “we”, “us”, “our”, and similar terms refer only to Choice Hotels International, Inc. and not to any of its subsidiaries.

Reference is hereby made to the prospectus supplement relating to the applicable series of Debt Securities for the terms of such Debt Securities, including where applicable:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the currency or currencies in which the securities of the series shall be denominated (if other than U.S. Dollars);

•	the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable;

•

whether securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether securities of the series in bearer form may be exchanged for securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the securities of the series are to be issued in bearer form or as one or more global notes representing securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary securities in bearer form for definitive securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary securities in bearer form may be exchanged for one or more definitive securities of the series in bearer form;

•

the obligation, if any, of Choice to redeem, purchase or repay the securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder, and the price or prices at which, the period or periods within which, and the terms and conditions upon which, securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the securities of the series may be convertible into or exchanged for any of Choice’s common stock, preferred stock, other debt securities or other securities;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•

if the amount of principal, premium or interest with respect to the securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

•	any changes or additions to legal defeasance, covenant defeasance and satisfaction and discharge;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether any provisions of the Trust Indenture Act of 1939, as amended are applicable and any corresponding changes to provisions of the Indenture as then in effect;

•

any addition to or change in the Events of Default which applies to the securities of the series and any change in the right of the Trustee or the requisite holders of such securities to declare the principal amount of, premium, if any, and interest on such securities due and payable;

•

if the securities of the series shall be issued in whole or in part in the form of a global note, the terms and conditions, if any, upon which such global note may be exchanged in whole or in part for other individual securities of the series, the Depositary for such global note and the form of any legend or legends to be borne by any such global note in addition to or in lieu of the global note legend;

•

any Trustee, authenticating agent, agent accepting securities of the series and issuing payments, agent accepting service of notices and demands to or upon us with respect to the securities of the series, or agent registering transfers or exchanges of securities of the series;

•	the applicability of, and any addition to or change in, the covenants (and the related definitions) which applies to securities of the series;

•	with regard to securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

•	the intended United States Federal income tax consequences of the securities;

•	the terms applicable to original issue discount securities, including the rate or rates at which original issue discount will accrue;

•

whether and the extent to which the securities of the series will be guaranteed by the guarantors, the ranking of any such guarantee, the manner in which such guarantees may be terminated and the form of any such guarantee;

•

whether the securities of the series will be secured, and if so, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

•	any other terms of the securities (which terms shall not be inconsistent with the provisions of the Indenture).

The Debt Securities may be issued in one or more series with the same or various maturities.

Transfer and Exchange

The Debt Securities of a series may be issued in either registered form (“Registered Securities”) or global form. See “Book-Entry Securities.”

Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may transfer Registered Securities and you may exchange Registered Securities at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities issued as Registered Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Registrar.”

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay us for any transfer tax or other governmental charge payable upon the exchange or transfer. The transfer or exchange will be made only if the Registrar is satisfied with your proof of ownership.

If we designate additional Registrars, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular Registrar. We may also approve a change in the office through which any Registrar acts.

If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of mailing of a notice of redemption of such Registered Securities and ending on the day of such mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed.

If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of Debt Securities.

Definitions

“Attributable Indebtedness” with respect to any sale and leaseback transaction that is subject to the restrictions described under “Covenants—Limitations on Sale and Leaseback Transactions” means:

•	if such sale and leaseback transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capitalized Lease Obligations,” and

•

in all other instances, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended) determined in accordance with GAAP, discounted at a rate that at the inception of the lease the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is accounted for as a capital lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Consolidated Net Assets” means the consolidated total assets of Choice and its Subsidiaries, after deducting therefrom all current liabilities of Choice and its Subsidiaries (other than the current portion of long-term Indebtedness of Choice and its Subsidiaries and Capitalized Lease Obligations of Choice and its Subsidiaries), all as set forth on the latest consolidated balance sheet of Choice prepared in accordance with GAAP.

“Funded Debt” means all Indebtedness of Choice and its Subsidiaries with a maturity date more than one year after, or which is renewable or extendable at the option of Choice for a period ending more than one year after, the date as of which Funded Debt is being determined.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of the Indenture, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Indebtedness” means, with respect to any Person, indebtedness of, or guaranteed or assumed by, the Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes, or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Person and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Permitted Liens” means:

(a) Liens existing on the date of the Indenture;

(b) Liens in favor of Choice or a Restricted Subsidiary;

(c) Liens on any property existing at the time of the acquisition thereof;

(d) Liens on any property of a Person or its Subsidiaries existing at the time such Person is consolidated with or merged into Choice or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(e) Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capitalized Lease Obligations), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(f) Liens securing industrial revenue, pollution control or similar bonds; and

(g) any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (a) through (f) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (a) through (f) of this definition of Permitted Liens, to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (a) through (f) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the Property that was subject to the Lien so extended, renewed or replaced.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means (i) a parcel of improved or unimproved real estate or other physical facility or depreciable asset of Choice or a consolidated Subsidiary of Choice, the net book value of which on the date of determination exceeds 7.5% of Consolidated Net Assets and (ii) any group of parcels of real estate, other physical facilities, and/or depreciable assets of Choice and/or its consolidated Subsidiaries, the net book value of which, when sold in one or a series of related sale and leaseback transactions or securing Indebtedness issued in respect of such Principal Properties, on the date of determination exceeds 7.5% of the Consolidated Net Assets. For purposes of the foregoing, “related sale and leaseback transactions” refers to any two or more such contemporaneous transactions which are on substantially similar terms with substantially the same parties. As of the date of this prospectus, we and our consolidated Subsidiaries had no Principal Properties.

“Restricted Subsidiary” means any Subsidiary of Choice that owns, operates or leases one or more Principal Properties. As of the date of this prospectus, we had no Restricted Subsidiaries.

“Subsidiary” in respect of any Person, means (i) any Person of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

Covenants

The Indenture does not limit the amount of Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries. The Indenture does contain the following covenants, among others:

Limitations on Liens

The Indenture provides that Choice will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any capital stock of any Restricted Subsidiary which owns or leases Principal Property (whether such Principal Property or capital stock are now owned or hereafter acquired), or any interest therein or any increase or profits therefrom, unless all payments due under the Indenture and the Debt Securities are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligation is no longer secured by a Lien, except in the case of Permitted Liens or as provided under “—Exempted Debt” below. As of the date of this prospectus, there are no Principal Properties or Restricted Subsidiaries.

Limitations on Sale and Leaseback Transactions

The Indenture provides that, except as provided under “—Exempted Debt” below, Choice will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person (other than the Company or any Subsidiary of the Company) providing for the leasing by Choice or a Restricted Subsidiary of any Principal Property owned by Choice or such Restricted Subsidiary (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by Choice or such Restricted Subsidiary to such Person on the security of such Principal Property more than 365 days after the acquisition thereof or the completion of construction and commencement of full operation thereof unless either (a) Choice or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Indenture, to incur Indebtedness secured by a Lien on the Property to be leased in an amount equal to the Attributable Indebtedness with respect to such transaction without equally and ratably securing the Debt Securities, or (b) Choice, within 180 days after the effective date of such transaction, applies to the voluntary retirement of its Funded Debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the Principal Property leased in such transaction or the fair value, in the opinion of Choice’s board of directors, of the leased Principal Property at the time such transaction was entered into. As of the date of this prospectus, there are no Principal Properties or Restricted Subsidiaries.

Exempted Debt

Notwithstanding the foregoing limitations on Liens and sale and leaseback transactions, Choice and its Restricted Subsidiaries may create, incur or otherwise cause to suffer to exist or become effective Liens without securing the Debt Securities or enter into a sale and leaseback transaction without retiring Funded Debt, or enter into a combination of such transactions, provided that, at the time of such event, and after giving effect thereto and to the retirement of any other such Indebtedness which is concurrently being repaid, the sum of (x) the principal amount of such Indebtedness secured by such Liens or the Attributable Indebtedness in respect of such sale and leaseback transaction, as the case may be, and (y) the principal amount of all other such Indebtedness secured by such Liens (not including Liens permitted under “—Limitations on Liens” above) and all other Attributable Indebtedness in respect of sale and leaseback transactions then outstanding (not including sale and leaseback transactions permitted under “—Limitations on Sale and Leaseback Transactions” above), measured, in each case, at the time any such Lien is incurred or any such sale and leaseback transaction is entered into, does not exceed the greater of (i) $25 million or (ii) 15% of the Consolidated Net Assets of Choice and its consolidated Subsidiaries.

Merger and Consolidation

We covenant that we will not consolidate with or merge into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our and our Subsidiaries’ properties and assets as an entirety unless, among other things:

•

the successor Person is Choice or another entity organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia that assumes our obligations on the Debt Securities and under the Indenture,

•	immediately after giving effect to such transaction, Choice or the successor Person would not be in default under the Indenture, and

•

Choice shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Except as described above or as set forth in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in our control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our Indebtedness or the Indebtedness of our Subsidiaries or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our Indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

An Event of Default with respect to a series of the Debt Securities is defined in the Indenture as being:

(i) default in the payment of any principal or premium (if any) of the series of Debt Securities;

(ii) default for 30 days in the payment of any installment of interest on the series of Debt Securities;

(iii) default by Choice in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the series of Debt Securities which shall not have been remedied for a period of 90 days after written notice of such default to Choice by the Trustee or to Choice and the Trustee by the holders of at least 25% in aggregate principal amount of the series of Debt Securities;

(iv) default by Choice or any Subsidiary under any Indebtedness (except non-recourse indebtedness) having an aggregate principal amount of $25 million or 15% of Consolidated Net Assets (whichever amount is greater), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured any Indebtedness for money borrowed by Choice or any Subsidiary having an aggregate principal amount of $25 million or 15% of Consolidated Net Assets (whichever amount is greater), for failure to pay a portion of the principal when due (after any grace period has passed) or as a result of Indebtedness being declared due before it otherwise would have been due, and this repayment obligation has not been rescinded or annulled within ten days of written notice to Choice (sent by either the Trustee or by the holders of at least 25% of the outstanding principal amount of the series of Debt Securities to Choice and the Trustee) or remedied, cured or waived before a declaration of acceleration of the series of Debt Securities;

(v) certain events of bankruptcy, insolvency or reorganization of Choice or a significant subsidiary of Choice; or

(vi) any other Event of Default specified for the series in the applicable prospectus supplement.

The Indenture provides that if an Event of Default under clause (i), (ii), (iii), (iv) or (vi) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the series of Debt Securities may declare the principal of all the Debt Securities of that series, together with any accrued interest and premium (if any), to be due and payable immediately.

If an Event of Default under clause (v) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest and premium (if any), will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the series of Debt Securities.

In addition, past defaults may be waived by the holders of a majority in principal amount of the series of Debt Securities, except a default in the payment of principal of or interest and premium (if any) on any Debt Security, a default arising from failure to redeem or purchase a Debt Security when required by the Indenture, or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security affected.

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities.

The Indenture also provides that the holders of a majority in principal amount of the outstanding Debt Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series.

The Indenture contains a covenant that Choice will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

The Indenture will cease to be of further effect as to a series of Debt Securities (except as to surviving rights of registration of transfer or exchange of Debt Securities, as expressly provided for in the Indenture) when either:

•	all Debt Securities of the series theretofore authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•	with respect to all Debt Securities of a series due and payable within one year not theretofore delivered to the Trustee for cancellation,

•

Choice has deposited or caused to be deposited with the Trustee funds or government securities (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities of the series not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	Choice has paid all other sums payable by it with respect to the Debt Securities of the series under the Indenture; and

•

Choice has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to the series of Debt Securities have been complied with.

Covenant and Legal Defeasance

The Indenture provides that Choice need not comply with certain restrictive covenants of the Indenture (including those described under “Covenants” above) or it will be deemed to have been discharged from its obligations with respect to a series of Debt Securities under the Indenture if:

•

Choice deposits in trust with the Trustee money or government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay all the principal of and interest and premium (if any) on the Debt Securities of the series when due;

•

Choice shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the defeasance have been complied with;

•

no default or Event of Default with respect to that series of debt securities shall have occurred and be continuing under subsection (v) of “Events of Default” above at any time in the period ending on the 91st day after the date of deposit; and

•

Choice delivers to the Trustee an opinion of counsel to the effect that the holders of Debt Securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Modification and Waiver

Without the consent of any holder of the Debt Securities, Choice and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not materially adversely affect the legal rights of any holder.

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, Choice and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security affected:

•

change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the amount payable upon the redemption of any Debt Security or change the time at which such Debt Security may be redeemed;

•

waive a default or Event of Default in the payment of principal of or premium, if any, or interest on the Debt Securities (except a rescission of acceleration of the Debt Securities by the holders of not less than a majority in aggregate principal amount of the then outstanding Debt Securities and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any Debt Security;

•

reduce the principal amount of Debt Securities of a series whose holders must consent to a modification or waiver, or make any change in the Indenture relating to waivers of past defaults or the rights of holders of Debt Securities of a series to receive payments of principal of, or premium, if any, or interest on the Debt Securities; or

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security.

Guarantees

The applicable prospectus supplement may provide that one or more subsidiaries of Choice, including those subsidiaries identified in this prospectus, will fully, unconditionally and irrevocably guarantee, on a joint and several basis, the full and punctual payment of the principal of, premium, if any, and interest on Debt Securities issued under the Indenture and all other obligations of Choice under the Indenture. The terms of such guarantees, if any, including the ranking and termination provisions thereof, will be described in the applicable prospectus supplement.

Concerning our Relationship with the Trustee

We and our Subsidiaries maintain ordinary banking relationships and revolving credit facilities with affiliates of Wells Fargo Bank, National Association.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities would not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with offerings of particular securities in the future, and if stated in the appropriate prospectus supplement, the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Choice Hotels International, Inc.’s Current Report on Form 8-K dated August 18, 2010 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the Prospectus by reference to the Annual Report on Form 10-K of Choice Hotels International, Inc., for the fiscal year ended December 31, 2009 have so been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Except to the extent furnished and not filed with the SEC, or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 1, 2010 (including the portions of the proxy statement for our 2010 annual meeting of stockholders, filed on March 25, 2010 and incorporated by reference therein);

2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010, filed on May 3, 2010 and August 9, 2010, respectively;

3. Our Current Reports on Form 8-K filed on February 16, 2010, May 3, 2010 and August 18, 2010; and

4. The description of our Common Stock contained in Form 10-12B, filed on September 19, 1997.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Choice Hotels International, Inc.

10750 Columbia Pike

Silver Spring, Maryland 20901

(301) 592-5000

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. We therefore file periodic reports, current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

Our Internet address is www.choicehotels.com (which is not intended to be an active hyperlink in this prospectus). We make available, free of charge, through our Internet website copies of our recent filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Information contained on our website is not incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrants, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates.

Amount to be Paid
SEC registration fee	(1)
Trustee’s and transfer agent’s fees and expenses	(2)
Printing and engraving fees	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accountant’s fees and expenses	(2)
Rating agency fees and expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Choice Hotels International, Inc. and other Delaware Corporation Co-Registrants

Delaware General Corporation Law.    Choice Hotels International, Inc., Choice Capital Corp. and Choice Hotels International Services Corp. (together, the “Choice Delaware Entities”) are incorporated under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the applicable certificates of incorporation of the Choice Delaware Entities include provisions eliminating, to the fullest extent permitted by the DGCL, the liability of directors to those entities or their stockholders for monetary damages for breach of fiduciary duties as directors.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the applicable by-laws of the Choice Delaware Entities provide that any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the applicable corporation (other than a judicial action or suit brought by or in the right of the Choice Delaware Entities) by reason of the fact that he or she is or was a director, officer, employee or agent of the Choice Delaware Entities, or that, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Choice Delaware Entities as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an “Agent”), shall be indemnified and held harmless against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the applicable corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or investigation or any appeal therein shall be paid by the applicable Choice Delaware Entity in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.

The Choice Delaware Entities may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the applicable Choice Delaware Entity would have the power to indemnify him or her against such liability under the provisions of the applicable by-laws. Choice Hotels International, Inc. has purchased and maintains insurance under which the directors, officers, employees and agents of Choice Hotels International, Inc. are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as such, subject to certain exclusions.

Other Co-Registrants

Delaware Limited Liability Company Act.    Co-registrants Brentwood Boulevard Hotel Development, LLC, CSES, LLC, Dry Pocket Road Hotel Development, LLC, and Park Lane Drive Hotel Development, LLC are Delaware limited liability companies (the “Delaware Limited Liability Companies”).

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DLLCA prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

There is no provision of the limited liability company agreements of the Delaware Limited Liability Companies that addresses indemnification or insurance.

Georgia Business Corporation Code.    Co-registrants Suburban Franchise Holding Company, Inc. and Suburban Franchise Systems, Inc. are incorporated under the laws of the State of Georgia.

Sections 14-2-830 and 14-2-842 of the Georgia Business Corporation Code (the “GBCC”) enable a corporation to eliminate the liability of a director or officer to the corporation or to its shareholders for any action taken as a director or officer, or any failure to take any action, if he or she performed the duties of his of her office in a manner the individual believes in good faith to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

Sections 14-2-851 and 14-2-857 of the GBCC permit a corporation to indemnify a director made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if the director seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interests of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful. Section 14-2-851 of the GBCC prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Under Section 14-2-856 of the GBCC, if authorized by the articles of incorporation or a by-law, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation. Under Section 14-2-856 of the GBCC, a corporation will not indemnify a director for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation: (i) for any appropriation, in violation of the director’s duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) unlawful distributions; or (iv) for any transaction from which he or she received an improper personal benefit.

Under Section 14-2-854 of the GBCC, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director. Section 14-2-852 of the GBCC requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses (including attorneys’ fees) incurred by the director in connection with the proceeding.

A Georgia corporation may indemnify and advance expenses, under Section 14-2-857 of the GBCC, to an officer of a corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director and (ii) if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes: (A) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (B) acts or omissions which involve intentional misconduct or a knowing violation of law; (C) unlawful distribution; or (D) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification pursuant to Section 14-2-857 of the GBCC, and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. Under Section 14-2-857 of the GBCC, a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

The GBCC, under Section 14-2-858, also provides that corporations may purchase and maintain insurance on behalf of directors and officers against liability incurred by them in their capacities or arising out of their status as directors and officers, regardless of whether the corporation would have the power to indemnify or advance expenses to the director or officer for the same liability under the indemnification sections of the GBCC.

Suburban Franchise Holding Company, Inc.’s articles of incorporation include a provision that eliminates (or limits, as applicable) the personal liability of its directors and officers to it or its shareholders for monetary damages for breach of duty of care or other duty as a director or officer to the fullest extent permitted by the GBCC, except for liability described in Sections 14-2-856 and 857 of the GBCC (as described above). Suburban Franchise Systems, Inc.’s articles of incorporation include a provision that eliminates (or limits, as applicable) the personal liability of directors for monetary damages for any breach of the director’s duty of care or other duty as a director to the extent permitted by the GBCC (or any successor law or laws).

In accordance with Sections 14-2-851 and 14-2-857 of the GBCC, Suburban Franchise Systems, Inc.’s by-laws provide for indemnification of its directors and officers who have acted in a manner believed in good faith to be in, or not opposed to, the best interests of Suburban Franchise Systems, Inc., including actions with respect to any employee benefit plan; if a proceeding is criminal in nature, indemnification requires the individual to have had no reasonable cause to believe his or her conduct was unlawful. Also, in accordance with Section 14-2-851(d) of the GBCC, Suburban Franchise Systems, Inc.’s by-laws do not permit it to indemnify an individual (1) in connection with a proceeding by Suburban Franchise Systems, Inc., or in its right, in which the individual was adjudged liable to Suburban Franchise Systems, Inc. or (2) in connection with any proceeding in which an individual was adjudged liable because personal benefit was improperly received by him or her, unless a court determines under the GBCC that the individual is entitled to indemnification. In addition, Suburban Franchise Systems, Inc.’s by-laws require a determination to be made on an individual basis as to whether indemnification is permissible under the circumstances.

Suburban Franchise Systems, Inc.’s by-laws provide, in accordance with GBCC Section 14-2-854, that it will pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of a final disposition of the proceeding if the director or officer produces (1) a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth above and (ii) a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, to the extent a director or officer has been successful, on the merits or otherwise, in the defense of any proceedings to which he or she was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, Suburban Franchise Systems, Inc.’s by-laws permit it to indemnify that individual against reasonable expenses incurred by him or her in connection therewith, in accordance with GBCC Section 14-2-852.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibit Index, which appears immediately after the signature page and is included herein or incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Choice’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

CHOICE HOTELS INTERNATIONAL, INC.

By:	/s/ STEPHEN P. JOYCE
Stephen P. Joyce
President and Chief Executive Officer

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEWART BAINUM, JR. Stewart Bainum, Jr.	Chairman	August 18, 2010

/s/ STEPHEN P. JOYCE Stephen P. Joyce	President and Chief Executive Officer, Director (Principal Executive Officer)	August 18, 2010

/s/ WILLIAM L. JEWS William L. Jews	Director	August 18, 2010

/s/ ERVIN R. SHAMES Ervin R. Shames	Director	August 18, 2010

/s/ JOHN T. SCHWIETERS John T. Schwieters	Director	August 18, 2010

/s/ FIONA P. DIAS Fiona P. Dias	Director	August 18, 2010

/s/ DAVID SULLIVAN David Sullivan	Director	August 18, 2010

/s/ GORDON SMITH Gordon Smith	Director	August 18, 2010

Signature	Title	Date

/s/ SCOTT A. RENSCHLER, PSY.D Scott A. Renschler, Psy.D	Director	August 18, 2010

/s/ DAVID L. WHITE David L. White	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	August 18, 2010

/s/ SCOTT E. OAKSMITH Scott E. Oaksmith	Controller (Principal Accounting Officer)	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC

By:	Choice Hotels International Services Corp., its sole member

By:	/s/ DAVID L. WHITE
Name:	David L. White
Title:	Senior Vice President, Chief Financial Officer and Treasurer

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. WHITE Choice Hotels International Services Corp. As sole member By: David L. White Title: Senior Vice President, Chief Financial Officer and Treasurer	Sole Member	August 18, 2010

/s/ STEPHEN P. JOYCE Stephen P. Joyce	Director of Choice Hotels International Services Corp.	August 18, 2010

/s/ DAVID L. WHITE David L. White	Director of Choice Hotels International Services Corp.	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

CHOICE CAPITAL CORP.

By:	/s/ STEPHEN P. JOYCE
Name:	Stephen P. Joyce
Title:	President

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN P. JOYCE Stephen P. Joyce	President and Director (Principal Executive Officer)	August 18, 2010

/s/ DAVID L. WHITE David L. White	Treasurer and Director (Principal Financial and Accounting Officer)	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

CHOICE HOTELS INTERNATIONAL SERVICES CORP.

By:	/s/ DAVID L. WHITE
Name:	David L. White
Title:	Senior Vice President, Chief Financial Officer and Treasurer

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN P. JOYCE Stephen P. Joyce	Director	August 18, 2010

/s/ DAVID L. WHITE David L. White	Senior Vice President, Chief Financial Officer and Treasurer and Director (Principal Executive and Financial Officer)	August 18, 2010

/s/ SCOTT OAKSMITH Scott Oaksmith	Controller (Principal Accounting Officer)	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

CSES, LLC

By:	Choice Hotels International Services Corp., its sole member

By:	/s/ DAVID L. WHITE
Name:	David L. White
Title:	Senior Vice President, Chief Financial Officer and Treasurer

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. WHITE Choice Hotels International Services Corp. As sole member By: David L. White Title: Senior Vice President, Chief Financial Officer and Treasurer	Sole Member	August 18, 2010

/s/ STEPHEN P. JOYCE Stephen P. Joyce	Director of Choice Hotels International Services Corp.	August 18, 2010

/s/ DAVID L. WHITE David L. White	Director of Choice Hotels International Services Corp.	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

DRY POCKET ROAD HOTEL DEVELOPMENT, LLC

By:	Choice Hotels International Services Corp., its sole member

By:	/s/ DAVID L. WHITE
Name:	David L. White
Title:	Senior Vice President, Chief Financial Officer and Treasurer

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. WHITE Choice Hotels International Services Corp. As sole member By: David L. White Title: Senior Vice President, Chief Financial Officer and Treasurer	Sole Member	August 18, 2010

/s/ STEPHEN P. JOYCE Stephen P. Joyce	Director of Choice Hotels International Services Corp.	August 18, 2010

/s/ DAVID L. WHITE David L. White	Director of Choice Hotels International Services Corp.	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

PARK LANE DRIVE HOTEL DEVELOPMENT, LLC

By:	Choice Hotels International Services Corp., its sole member

By:	/s/ DAVID L. WHITE
Name:	David L. White
Title:	Senior Vice President, Chief Financial Officer and Treasurer

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. WHITE Choice Hotels International Services Corp. As sole member By: David L. White Title: Senior Vice President, Chief Financial Officer and Treasurer	Sole Member	August 18, 2010

/s/ STEPHEN P. JOYCE Stephen P. Joyce	Director of Choice Hotels International Services Corp.	August 18, 2010

/s/ DAVID L. WHITE David L. White	Director of Choice Hotels International Services Corp.	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

SUBURBAN FRANCHISE HOLDING COMPANY, INC.

By:	/s/ STEPHEN P. JOYCE
Name:	Stephen P. Joyce
Title:	President

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN P. JOYCE Stephen P. Joyce	President and Director (Principal Executive Officer)	August 18, 2010

/s/ DAVID L. WHITE David L. White	Treasurer and Director (Principal Financial and Accounting Officer)	August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 18, 2010.

SUBURBAN FRANCHISE SYSTEMS, INC.

By:	/s/ STEPHEN P. JOYCE
Name:	Stephen P. Joyce
Title:	President

We, the undersigned, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN P. JOYCE Stephen P. Joyce	President and Director (Principal Executive Officer)	August 18, 2010

/s/ DAVID L. WHITE David L. White	Treasurer and Director (Principal Financial and Accounting Officer)	August 18, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1(a)	Form of Debt Securities Underwriting Agreement

1.2(a)	Form of Common Stock Underwriting Agreement

1.3(a)	Form of Preferred Stock Underwriting Agreement

3.1(b)	Restated Certificate of Incorporation of the Company

3.2(c)	By-laws, as amended, of the Company

3.3	Certificate of Formation of Brentwood Boulevard Hotel Development, LLC

3.4	Certificate of Incorporation of Choice Capital Corp.

3.5	Certificate of Incorporation of Choice Hotels International Services Corp.

3.6	Certificate of Formation of CSES, LLC

3.7	Certificate of Formation of Dry Pocket Road Hotel Development, LLC

3.8	Certificate of Formation of Park Lane Drive Hotel Development, LLC

3.9	Certificate of Incorporation of the Suburban Franchise Holding Company, Inc.

3.10	Certificate of Incorporation of the Suburban Franchise Systems, Inc.

3.11	Limited Liability Company Agreement of Brentwood Boulevard Hotel Development, LLC

3.12	By-laws of Choice Capital Corp.

3.13	By-laws of Choice Hotels International Services Corp.

3.14	Limited Liability Company Agreement of CSES, LLC

3.15	Limited Liability Company Agreement of Dry Pocket Road Hotel Development, LLC

3.16	Limited Liability Company Agreement of Park Lane Drive Hotel Development, LLC

3.17	By-laws of Suburban Franchise Holding Company, Inc.

3.18	By-laws of Suburban Franchise Systems, Inc.

4.1	Form of Indenture, by and among Choice Hotels International, Inc., as issuer and Wells Fargo Bank, National Association, as trustee

4.2	Form of First Supplemental Indenture, by and among Choice Hotels International, Inc., as issuer, certain of its subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as trustee

4.3(a)	Form of Certificate of Designation of Preferred Stock

5.1	Opinion of Hogan Lovells US LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24(d)	Power of Attorney

25	Statement of Eligibility of Trustee on Form T-1

(a)	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
(b)	Incorporated by reference to Exhibit 3.01 to the Company’s Form S-4 filed August 31, 1998.

(c)	Incorporated by reference to Exhibit 3.02 to the Company’s Form 8-K filed February 16, 2010.
(d)	Filed as part of the signature page of this registration statement.